AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2009
                          REGISTRATION NO. 333-155353




                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-1/A

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                               GREENSTART, INC.
	    ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)



            		NEVADA                    26-0678509
	    -------------------------------    -------------------
	    (State or Other Jurisdiction of    (I.R.S. Employer
	     Incorporation or Organization)    Identification No.)


					4953
	    --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                161 N. Main Street
                                BOUNTIFUL, UT 84010
	      ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (801) 532-6800
			  ---------------------------
                          (Issuer's telephone number)


                               Jason F. Griffith
                            Chief Executive Officer
                           2580 Anthem Village Drive
			      Henderson, NV 89052
				(702) 588-5975
	    ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)



  Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


Large accelerated filer    [ ]
Accelerated filer  	   [ ]
Non-accelerated filer      [ ] (Do not check if a smaller reporting company)
Smaller reporting company  [X]


                        CALCULATION OF REGISTRATION FEE

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TITLE OF CLASS OF			   AMOUNT TO BE    PROPOSED    PROPOSED            AMOUNT OF
SECURITIES TO BE REGISTERED                REGISTERED      MAXIMUM     MAXIMUM AGGREGATE   REGISTRATION
                                           		   OFFERING    OFFERING PRICE(2)   FEE(3)
                                                           PRICE PER
                                                           UNIT (1)
---------------------------		   ------------	   ---------   -----------------   ------------
Common Stock, par value $0.001                1,016,704    $     .25   $         254,176   $       9.99

Total                                         1,016,704    $     .25   $         254,176   $       9.99




(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(f). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined based upon the book value of such shares.

(2) Includes $254,176 as the assumed value of the shares to be issued in the Rescission Offer

(3)  Calculated  by  multiplying  the  proposed  aggregate  offering  price  by
$0.00003930

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. GreenStart, Inc. will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.


PROSPECTUS DATED MAY 1, 2009

                               GREENSTART, INC.

                               RESCISSION OFFER

                       1,016,704 SHARES OF COMMON STOCK


This Prospectus covers a maximum of 1,016,704 shares of Common Stock (the "Rescission Shares") of GreenStart, Inc., a Nevada corporation (the "Company") which the Company is offering (the "Rescission Offering") to stockholders of Granite Energy, Inc., a Nevada corporation ("Granite"). Granite holds 3,483,296 (77%) of the 4,500,000 issued and outstanding shares of the Company. Granite is holding 1,016,704 shares of Common Stock of the Company for the benefit of Granite stockholders for distribution to Granite stockholders. The Rescission Shares are being offered to the stockholders of Granite, including any officers or directors that are stockholders of Granite in exchange for 1,016,704 shares of restricted Common Stock of the Company (the "Dividend Shares") distributed to these same stockholders of Granite as a stock dividend on or about October 15, 2007, a date earlier than the Company's Form 10 filing. Accordingly, the Company was unable to qualify for the limited exemption available for stock dividends under Staff Bulletin No. 4 (CF) and registration of the Rescission Shares therefore was required. No consideration was received either by the Company or Granite for the Dividend Shares and none will be received by Granite for issuance of the Rescission Shares. The only consideration to be received by the Company for the issuance of the Rescission Shares will be the Dividend Shares furnished by Granite stockholders in the exchange. Officers and directors may participate in the Rescission Offer but will receive no compensation therefore. The Rescission Offer is being made on a pro-rata basis to each Granite stockholder as of a Record Date of October 15, 2007, in a ratio of one (1) share of the Rescission Shares for every one (1) share of the Dividend Shares they hold, for a total of 1,016,704 shares. Each Dividend Share received in exchange will be cancelled by the Company upon the issuance of the corresponding Rescission Share.


Granite stockholders will not be required to pay for the Rescission Shares that they receive in the Rescission Offer. The original dividend and the present Rescission Offer are intended to be tax-free to the holders of the Dividend Shares for U.S. federal income tax purposes.

THIS REGISTRATION STATEMENT COVERS ONLY THE ISSUANCE OF THE RESCISSION SHARES IN EXCHANGE FOR THE DIVIDEND SHARES. ANY FUTURE RESALES OF THE RESCISSION SHARES MAY BE MADE ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR, IF NO SUCHEXEMPTION IS AVAILABLE, A REGISTRATION STATEMENT FOR SECONDARY OFFERINGS, WHICH MUST CONTAIN THE INFORMATION REQUIRED BY REGULATION S-K, ITEM 507

The Company's Common Stock is not currently traded or quoted on any public market. The management of the Company has filed a Form 10 with the Securities and Exchange Commission and is currently in the process of filing a Form 211with FINRA to obtain a listing on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that any market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. The OTCBB is not an issuer listing service. Its quotations reflect interdealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER.

YOU SHOULD READ THIS ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 1, 2009

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TABLE OF CONTENTS
                                                                                        PAGE

PART I

Prospectus Summary                                                                         5
Summary of the Rescission Offer                                          		   6
Plan of Distribution									   7
Procedure for Acceptance                                                                   7
Recission                                                                                 10
Risk Factors										  12
Use of Proceeds                                                                           16
Determination of Offering Price                                                           16
Dilution                                                                                  16
Management's Discussion and Analysis 							  16
Business                                                                                  19
Properties                                                                                19
Legal Proceedings                                                                         25
Market for Common Equity and Related Stockholder Matters                                  25
Dividends                                                                                 25
Security Ownership of Certain Beneficial Owners and Management                            25
Directors, Executive Officers, Promoters and Control Persons                              25
Executive Compensation                                                                    29
Disclosure of Commission Position on Indemnification for Securities Act Liabilities       30
Certain Relationships and Related Party Transactions                                      31
Plan of Distribution                                                                      32
Tax Opinion										  33
Description of Securities                                                                 34
Changes in and Disagreements with Accountants                                             34
Legal Matters                                                                             34
Experts                                                                                   34
Where You Can Find Additional Information                                                 34
Financial Statements                                                                      F-1

PART II                                                                                   35

Indemnification of Officers and Directors                                                 35
Recent Sales of Unregistered Securities                                                   36
Signatures                                                                                38
Exhibits                                                                                  39


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                                    PART I

                             ABOUT THIS PROSPECTUS

This Prospectus is related to a Rescission Offer of 1,016,704 shares of the Company's Common Stock (the "Rescission Shares") to stockholders of Granite who hold shares of the Company previously received as a stock dividend (the "Dividend Shares"). Granite stockholders who tender their Dividend Shares will receive one (1) new Rescission Share for each Dividend Share. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any exchange of the Dividend Shares for the Rescission Shares. This Prospectus will be updated and updated prospectuses will be made available for delivery to the extent required by the federal securities laws. You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

No  person  is  authorized in connection  with  this  Prospectus  to  give  any information  or  to  make  any  representations  about  us,  the  holders,  the securities or any matter discussed in this Prospectus, other than the information and representations contained in this Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any distribution of securities in accordance with this Prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this Prospectus. This Prospectus will be updated and updated prospectuses will be made available for delivery to the extent required by the federal securities laws.

                              PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire Prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision. Except as otherwise specifically stated or unless the context otherwise requires, the "Company," "we," "our" and "us" refers collectively to GreenStart, Inc.

                                  THE COMPANY

GreenStart, Inc. (the "Company") was incorporated in Nevada on June 12, 2007 for the purpose of managing alternative energy technologies and patents. The Company intends to develop and commercialize its licensed technologies which are capable of producing large volumes of energy, (syngas, dimethyl ether, fuels) from urban waste, garbage, sewage sludge and animal waste products.

The Company has developed downdraft gasification technology which is capable of producing large volumes of clean, renewable, non-global warming energy from the conversion of any carbon-based feedstock either solid or liquid, such as municipal solid waste (MSW), coal, sewage sludge, agriculture waste and carcasses to a flexible combination of electricity, steam, fuels, chemicals and hydrogen.

GreenStart has designed a unique gasifier which produces a clean synthesis gas ("Syn-Gas") (primarily hydrogen and carbon monoxide). Syn-Gas can be used in an integrated gasification combined cycle ("IGCC") to create electricity or be converted by a catalytic slurry cyclone reactor into liquid fuels (dimethyl ether, ethanol, gasoline, jet fuel or diesel fuel). Dimethyl ether ("DME") like Syn-Gas is a building block used in the chemical industry and can be converted to several different products, depending on the catalyst used.

Management believes that the Company's technology carries with it some distinct social and economic advantages. The Company's gassification units offer value to municipalities and other generators of waste products by creating energy and reducing the need for landfills, creating energy and renewable fuels from waste products with little or no value. The energy is converted with greater efficiency and with less waste than under other methods currently in use.

For additional information, see page 18, "Business"

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THE OFFERING

  This Prospectus relates to 1,016,704 shares of newly issued shares (the "Rescission Shares") of Common Stock of the Company which are being offered in rescission of a stock dividend of 1,016,704 restricted shares of Common Stock of the Company previously distributed as a dividend to Granite stockholders on October 15, 2007 (the "Record Date").


Common stock outstnading prior to Rescission Offer	4,500,000

Rescission Shares offered by the Company		1,016,704

Dividend shares of Common Stock to be acquired in
exchange						1,016,704

Common Stock to be outstanding after the
Rescission Offer					4,500,000


Use of proceeds         				We  will  not  receive any proceeds as  of the
							result of the Rescission Offer.


Risk Factors     					See "Risk Factors" below and other information
							included in this Prospectus for  a  discussion
							of factors you should consider before deciding
							to invest in shares of our Common Stock.

Distributing Company					Granite Energy, Inc., a Nevada corporation.


Issuer          					GreenStart, Inc., a Nevada corporation.

Rescission Offer				        GreenStart, Inc. is offering  to  exchange  up
							to 1,016,704 Recission Shares covered  by this
							Prospectus for Dividend Shares held by Granite
							stockholders.  On  the  distribution date, the
							distribution agent  will  begin   distributing
							Rescission   Shares   to  persons   who   were
							stockholders  of Granite as of the Record Date
							who  agree  to  exchange the  Dividend  Shares
							they  now  hold.   Such holders  will  not  be
							required  to make  any payment.

Ratio           					One (1) Rescission Share will be exchanged for
							one (1) Dividend Share.

Record Date     					October 15, 2007.

Distribution Agent					Interwest Transfer Company, Inc.

Procedure for Acceptance				Granite  stockholders  as  of  the  Rescission
							Offer Record Date will receive a copy of  this
							Prospectus together with a Rescission Election
							Form   and   Instructions   (See  Exhibit  A).
							Stockholders who wish to accept the Rescission
							Offer must  return a copy of the Form for  the
							Rescission  Shares.  If the Rescission  Shares
							are  held  in  "street  name"  the  Form  will
							contain instructions to the Company's transfer
                					agent to record electronically the issuance of
							Rescission Shares and cancellation of Dividend
							Shares.  Any further resale of the  Rescission
							Shares  must  be  made  only  pursuant  to  an
							exemption  from    registration    under   the
							Securities  Act    of   another   registration
							statement.

Purpose of the Original Dividend		        The  Boards  of  Directors  of the Company and
							Granite each believed that the dividend was in
							the best interests  of the Company and Granite
							shareholders.  It  is expected to enhance  the
							Company's  ability to raise capital and expand
							our business.

Purpose of the Recission Offer			        To give rights of rescission to Granite stock-
							holders who received Dividend Shares from  the
							Company  prior  to the filing of the Company's
							Form 10.

No Trading Market					No public market exists for our Common  Stock,
							although  a  trading market may develop  after
							the  Rescission  Shares  are distributed.  The
							Company  is   in  the  process  of  filing  an
							application  to have  its  Common Stock traded
							on the OTC Bulletin Board. The OTCBB is not an
							issuer   listing   service.  It's   quotations
							relfect interdealer prices,  without  mark-up,
							mark-down or commission and may not  represent
							actual transactions.

Rescission Offer Policy					The  Board  of  Directors currently anticipate
							that no cash dividends  will  be  paid on  our
							Common  Stock  in the foreseeable  future. Our
							board    of   directors   periodically    will
							reevaluate  this  dividend policy  taking into
							account  our operating results, capital needs,
							the   terms    of   our   existing   financing
							arrangements  and  other factors.

U.S. Federal Income Tax Consequences			The Rescission Offer is designed by management
							to be tax free to Granite shareholders. See
							"Tax Opinion."

Officers and Directors					Our officers  and  directors  consist  of  the
							following:
                					Morris K. Ebeling, Jr. - President/Chairman,
                					Jason F. Griffith - Chief Executive Officer/
							Chief Financial Officer/Director
                					S. Matthew Schultz - Director



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

BACKGROUND

The Company is offering to exchange with certain Granite stockholders as of the Record Date up to 1,016,704 shares of its Common Stock covered by this registration statement. Granite held 3,483,296 of the 4,500,000 shares of the Company. These shares were transferred to Amerigo Energy, Inc. as part of a reorganization that was entered into by Granite Energy and Amerigo Energy, Inc, where Amerigo Energy acquired substantially all of Granite's assets, including their interest in GreenStart. Amerigo Energy will retain its controlling interest in the Company.

The Company's Common Stock is not currently traded or quoted on any public market. Management of the Company is currently in the process of filing a Form 211 with NASD and has filed a Form 10 with the Securities Exchange Commission.

PLAN OF DISTRIBUTION

The Company has determined to exchange the 1,016,704 Rescission Shares of the Company subject to the terms and conditions set forth in this Prospectus. The Rescission Offer will be effected as soon as possible subsequent to the effective date of this Prospectus and compliance with SEC laws and regulations and applicable state corporate and securities laws. The transaction will be effected exclusively by officers and employees of the Company without compensation and Granite and no broker dealers will be used. The Rescission Shares will be exchanged for Dividend Shares held by owners of Granite's Common Stock as of the Rescission Offer Record Date in a ratio of one (1) Rescission Share for one (1) Dividend Share. The remaining 3,483,296 shares of Common Stock of the Company will remain with Amerigo Energy and Amerigo Energy, who is not the only shareholder of the Company, will maintain a controlling interest.

Neither the Company, Granite, nor Amerigo Energy will receive any proceeds from the Rescission Offer. The Company will pay all expenses of registration incurred in connection with this offering, but the holders will pay all of the selling commissions, brokerage fees and related expenses with respect to their ultimate disposition of their Company shares.

PROCEDURE FOR ACCEPTANCE

GENERAL. If all conditions to the Rescission Offer are satisfied or waived, and subject to the right of the board of directors of the Company to amend, modify, defer or abandon the Rescission Offer at any time prior to the distribution date, the Rescission Offer will be effected by means of an exchange of the Rescission Shares for the Dividend Shares held by stockholders of record of Granite on the Record Date.

Only the issuance of the Rescission Shares in exchange for the Dividend Shares are registered under this registration statement and any future resale of the Rescission Shares may be made only pursuant to an exemption from registration under the Securities Act or, if no such exemption from registration is available, a registration statement for secondary offerings, which must be contain the information required by Regulation S-K, Item 507.

DISTRIBUTION AGENT. The distribution agent that has been engaged by the Company for purposes of effecting the Rescission Offer is Interwest Transfer Company, Inc. Interwest Transfer Company, Inc.'s address is 1981 E. Murray-Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117 and telephone number is (801) 272-9294.

NUMBER OF SHARES TO BE DISTRIBUTED. Under the terms of this Rescission Offer, for every one (1) Dividend Share, the holder will be entitled to receive one
(1) Rescission Share of our Common Stock. No fractional shares of our Common Stock will be distributed. Fractional shares will be rounded up, and shareholders will receive the next whole share of Common Stock for any fractional shares to which they may be entitled. In order to be entitled to receive Rescission Shares of our Common Stock in the distribution, Granite stockholders must have been stockholders at the close of business on the Record Date. For Granite stockholders who elect to accept the Rescission Offer, our transfer agent will credit their Rescission Shares to book-entry accounts established to hold their shares of our Common Stock and debit their accounts for the Dividend Shares. Our distribution agent will send these stockholders a statement reflecting their revised ownership of our Common Stock.

Granite stockholders are not required to pay cash or any other consideration for the Rescission Shares. Granite stockholders will continue to own their shares of Granite Common Stock as well as the Common Stock of the Company.

WHEN AND HOW YOU WILL RECEIVE THE RESCISSION SHARES. Granite will effect the Rescission Offer after market close on the distribution date by releasing the shares of the Company's Common Stock to be distributed in the Rescission Offer to Colonial Stock Transfer, Inc., the Distribution Agent for the Rescission Offer as of 5:00 p.m., New York time, on the tenth day after the Rescission Offer Record Date (the "Distribution Date"). The Distribution Agent will cause the shares of the Company's Common Stock to which Granite stockholders are entitled to be registered in Granite's stockholders' names. As of that time, they will become the record holders of that number of shares of the Company's Common Stock.

Granite stockholders will receive shares of the Company's Common Stock through delivery of stock certificates representing such shares from the Distribution Agent. The Distribution Agent will begin distributing shares of the Company's Common Stock on or promptly after the Distribution Date. We currently estimate that it will take approximately two weeks from the Distribution Date for the Distribution Agent to complete these mailings.

Holders of the Company's Dividend Shares should not send certificates to the Company, Granite or the Distribution Agent. After the Rescission Offer, the Company's stock certificates will continue to represent the same number of shares of the Company's Common Stock as is currently shown on the face of each certificate.

RESULTS OF THE RESCISSION OFFER. Immediately after the Rescission Offer, we expect to have approximately 418 holders of record of our Common Stock and approximately 4,500,000 shares of our Common Stock will be outstanding on the Rescission Offer Record Date.

RESCISSION

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE RESCISSION. The Rescission Offer is designed to be implemented on tax-free basis to the shareholders of Granite. See "Tax Opinion."

MODIFICATION OR ABANDONMENT OF THE RESCISSION OFFER. The Rescission Offer may be amended, modified or abandoned at any time prior to the distribution date by the Company's board of directors in its sole discretion. In addition, the Rescission Offer will not be completed unless all conditions have been satisfied or waived by the Company and Granite.

RELATIONSHIP BETWEEN GRANITE ENERGY, INC. AND US AFTER THE RESCISSION. After the Rescission Offer, Granite will continue to hold a controlling ownership interest in the Company's Common Stock.

CONDITIONS PRECEDENT TO THE RESCISSION OFFER. The Company will have the absolute discretion to determine the terms of the Rescission Offer, whether to proceed with the Rescission Offer and the date of the Rescission Offer. Notwithstanding that discretion, there are a number of conditions to the Rescission Offer, including the following:

- The Form S-1 registration statement of which this Prospectus forms a part has become effective under the Securities Act; and this Prospectus has been mailed to the holders of Dividend Shares;

- All regulatory approvals necessary to consummate the Rescission Offer, if any, have been received and are in full force and effect;

- No order,  preliminary  or  permanent injunction or decree has been issued by
any  court  of  competent  jurisdiction,   and  no  other  legal  restraint  or
prohibition;

ACCESS TO INFORMATION; NONCOMPETITION; CONFIDENTIALITY. Amerigo Energy, Granite, and the Company will agree to afford to one another, and each of their respective accountants, counsel and representatives, reasonable access during normal business hours to all personnel, documents, agreements, books, records, computer data and other data in our respective possession relating to the other party or the business and affairs of the other party (other than data and information subject to an attorney-client or other privilege), to the extent such access is reasonably required by the other party, for audit, accounting, regulatory compliance and disclosure and reporting purposes.

EXPENSES. Except as otherwise set forth in any agreements between Amerigo Energy, Granite, and the Company, the Company will pay all costs or expenses incurred in connection with the Rescission Offer.

INDEMNIFICATION. The Company will agree to indemnify and hold harmless Amerigo Energy and Granite from any claims following the Distribution Date arising out of any and all debts, liabilities, assessments, costs and any other obligations of any kind arising from the conduct of our business and any damages associated therewith. Amerigo Energy and Granite will agree to indemnify and hold us harmless from any claims following the Distribution Date arising out of any and all debts, liabilities, assessments, costs and any other obligations of any kind not arising from the conduct of our business.

CHANGES IN OUR MANAGEMENT AND CONTROL. There will be no changes in our management, board of directors or control as a result of the Rescission Offer.

RECORD DATE. The Rescission Offer Record Date is October 15, 2007. Granite stockholders of record as of that date will be entitled to exchange their Dividend Shares for Rescission Shares.

RISK FACTORS

YOU SHOULD CAREFULLY READ AND CONSIDER THE FOLLOWING RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS IN EVALUATING US AND OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED BY ANY OF THESE RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, OTHER INFORMATION INCLUDED IN THIS PROSPECTUS AND INFORMATION CONTAINED IN OUR PERIODIC REPORTS THAT WE WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") FOLLOWING CONSUMMATION OF THE RESCISSION OFFER. THE MATERIAL RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE RELATED TO THIS OFFERING. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

A LIMITED OPERATING HISTORY COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND FUTURE OPERATIONS.

The Company was incorporated on June 12, 2007. No products have been produced or sold. Because of the limited operating history of the Company, stockholders and the Company face a risk that future activities may be unsuccessful. The Company would then remain unprofitable which would adversely affect our business, financial condition and future operations

LACK OF MANAGEMENT EXPERIENCE IN THE ALTERNATIVE ENERGY INDUSTRY COULD ADVERSELY AFFECT THE COMPANY.

We have created a top management team of experienced and knowledgeable people to operate GreenStart. Some members of Management and the Board of Directors may not have prior experience in the energy industry. Some members do, however, have extensive work experience in the reclamation, environmental industries, energy industries, financial/accounting industries, and business management. The lack of experience in the alternative energy industry may impair the management's and the Directors' ability to evaluate and make decisions involving current operations of the Company and any future projects the Company may undertake in the alternative energy industry. Such impairment and lack of experience could adversely affect our business, financial condition and future operations.


AMOUNT OF TIME OFFICERS CAN DEVOTE TO COMPANY OPERATIONS COULD HAVE A MATERIAL ADVERSE AFFECT ON THE COMPANY.

One of the Company's two officers, Jason F. Griffith, our Chief Executive Officer and Chief Financial Officer is employed by other companies. Mr. Griffith currently devotes approximately 10% of his time to the operations and demands of the Company. If one or more of the officers of the Company could not perform the duties and responsibilities necessary for the success and development of the Company, it could have a material adverse affect on our business, financial condition and both current and future operations.


THE COMPANY EXPERIENCES INCREASED WORKING CAPITAL REQUIREMENTS FROM TIME TO TIME ASSOCIATED WITH OUR BUSINESS,.SUCH AN INCREASED DEMAND FOR WORKING CAPITAL COULD ADVERSELY AFFECT OUR ABILITY TO MEET OUR LIQUIDITY NEEDS.

The Company operations could require the Company to utilize large sums of working capital, sometimes on short notice and sometimes without the ability to completely recover the expenditures on a timely basis or at all. If the Company encounters significant working capital requirements or cash outflows as a result of these or other factors, we may not have sufficient liquidity or the credit capacity to meet all of our cash needs.

IF THE COMPANY IS UNABLE  TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS OR IF OUR
INTELLECTUAL  PROPERTY  RIGHTS   BECOME  OBSOLETE,  THE  COMPANY'S  COMPETITIVE
POSITION COULD BE ADVERSELY IMPACTED.

The Company utilizes a variety of intellectual property rights in our technologies. We view our portfolio of process and design technologies as one of our competitive strengths and we use it as part of our efforts to differentiate our service offerings. We may not be able to successfully preserve these intellectual property rights in the future and these rights could be invalidated, circumvented, or challenged. We license technologies from third parties, there is a risk that our relationships with licensors may terminate or expire or may be interrupted or harmed. If we are unable to protect and maintain our intellectual property rights, or if there are any successful intellectual property challenges or infringement proceedings against us, our ability to differentiate our service offerings could be reduced. In addition, if our intellectual property rights or work processes become obsolete, we may not be able to differentiate our service offerings, and some of our competitors may be able to offer more attractive services to our customers. As a result, our business and revenue could be materially and adversely affected.

THE LOSS OF EXECUTIVE OFFICERS OR KEY EMPLOYEES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

The Company depends greatly on the efforts of our executive officers and other key employees to manage our operations. The loss or unavailability of any of our executive officers or other key employees could have a material adverse effect on our business.

IF THE COMPANY IS UNABLE TO ATTRACT AND RETAIN A SUFFICIENT NUMBER OF AFFORDABLE TRAINED ENGINEERS THE COMPANY'S ABILITY TO PURSUE PROJECTS MAY BE ADVERSELY AFFECTED AND THE COMPANY'S COSTS MAY INCREASE.

The Company's rate of growth will be confined by resource limitations as competitors and customers compete for increasingly scarce resources. We believe that our success depends upon our ability to attract, develop and retain a sufficient number of affordable trained engineers that can execute our operational strategy. The demand for trained engineers and other skilled workers is currently high. If we are unable to attract and retain a sufficient number of skilled personnel, our ability to pursue projects may be adversely affected and the costs of performing our existing and future projects may increase, which may adversely impact our margins.

THE COMPANY IS A NEWLY-FORMED, DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATING HISTORY AND NO REVENUES AND, ACCORDINGLY, YOU WILL NOT HAVE SIGNIFICANT BASIS ON WHICH TO EVALUATE THE COMPANY'S ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVE.

The Company is a recently incorporated development stage company with limited operating results to date. From inception in June of 2007, the Company has had limited operations. The Company has a very limited operating history with comparatively limited assets and cash resources. Because of our limited operating history, you will have a small basis upon which to evaluate our ability to achieve our business objectives.

THE COMPANY'S GROWTH IS DEPENDENT ON OBTAINING NEW CONTRACTS

The Company's strategy is to grow by selling and licensing Gasification systems in addition to owning and operating installations using these systems. Successful implementation of this strategy is conditional on numerous conditions, such as the ability to identify and close sales and there can be no assurance that our expansion strategy can be successfully executed.

UNFAVORABLE CHANGES IN GOVERNMENT REGULATION COULD HARM OUR BUSINESS

The Company's products and services are subject to various international, federal, state and local laws, regulations and administrative practices affecting the Company's business. Projects using our systems could be delayed or prevented by difficulties in obtaining or maintaining the required approvals, permits or licenses.


We cannot predict the nature of future laws, regulations, interpretations or applications, or determine what effect either additional government regulations or administrative orders, when and if promulgated, or disparate federal, state and local regulatory schemes would have on our business in the future.

GOVERNMENTAL REGULATION, ENVIRONMENTAL RISKS AND TAXES COULD ADVERSELY AFFECT THE COMPANY'S OPERATIONS.

The Company's energy operations in Utah will be subject to regulation by federal and state governments, including environmental laws. To date, the Company has not had to expend significant resources in order to satisfy environmental laws and regulations presently in effect. However, compliance costs under any new laws and regulations that might be enacted could adversely affect the Company's business and increase the costs of planning, designing, and producing our products.

The Company is subject to laws and regulations that control the discharge of materials into the environment require removal and cleanup in certain circumstances require the proper handling and disposal of waste materials or otherwise relate to the protection of the environment. Laws relating to the protection of the environment have in many jurisdictions become more stringent in recent years and may, in certain circumstances, impose strict liability, rendering the Company liable for environmental damage without regard to negligence of fault on the part of the Company. Such laws and regulations may expose the Company to liability for the conduct of, or conditions caused by, others or for acts of the Company that were in compliance with all applicable law at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the business of the Company.

RESALE OF THE COMPANY'S COMMON STOCK MAY BE DIFFICULT BECAUSE THERE IS NOT AN ACTIVE TRADING MARKET FOR THE COMPANY'S COMMON STOCK AT THIS TIME, AND IT IS POSSIBLE THAT NO MARKET WILL DEVELOP. THIS MAY REDUCE OR LIMIT THE POTENTIAL VALUE OF THE COMPANY'S COMMON STOCK.
Although the Company is currently taking the steps necessary for its Common Stock to be traded on the Over the Counter Bulletin Board (OTCBB), there is not currently an active trading market for the Company's Common Stock in the United States, and there is no assurance that such a public market will develop in the future. Even in the event that a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow stockholders to easily dispose of their shares. The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our common stock. The OTCBB quotations reflect interdealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

THE COMPANY'S COMMON STOCK IS CONSIDERED A "PENNY STOCK" WHICH COULD HAVE AN ADVERSE EFFECT ON THE TRADING MARKET FOR THE COMPANY'S SHARES.

The Company's securities are classified as a "penny stock" based upon their market price and the manner in which they are traded. The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions.

Among these exceptions are shares issued by companies that have:

- net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

- net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

- average annual revenue of at least $6 million for each of the last three years.

The Company does not currently meet the requirements of these exceptions and, therefore, the common shares are deemed penny stocks for purposes of the Exchange Act at any time while the Company's Common Stock trades below $5.00 per share. In such cases, trading in the Company's shares is regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

- deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving the Company's shares;

- provide detailed written disclosure to buyers of current price quotations for the Company's shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

- send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

In addition, as the Company is subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that the Company's shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in the Company's shares. These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in the Company's shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. The Company also understands that many brokerage firms discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules. The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for the Company's shares.


THE COMPANY HAS NO PLANS TO PAY DIVIDENDS ON ITS COMMON STOCK, AND YOU MAY NOT RECEIVE FUNDS WITHOUT SELLING YOUR COMMON STOCK.

The Board of Directors of the Company does not intend to declare or pay dividends on the Company's Common Stock in the foreseeable future. Instead, the Board of Directors generally intends to invest any future earnings in the business. Subject to Nevada law, the Company's Board of Directors will determine the payment of future dividends on the Company's Common Stock, if any, and the amount of any dividends in light of any applicable contractual restrictions limiting the Company's ability to pay dividends, the Company's earnings and cash flow, the Company's capital requirements, the Company's financial condition, and other factors the Company's Board of Directors deems relevant. Accordingly, you may have to sell some or all of your Common Stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell the Company's Common Stock and may lose the entire amount of your investment.

DILUTION COULD HAVE AN ADVERSE AFFECT ON THE OWNERSHIP OF THE STOCKHOLDER IN THE REGISTRANT.

The Company may issue more Common Stock at prices determined by the board of directors in any private placements or offerings of securities, possibly resulting in dilution of the value of the Common Stock, and, given there is no preemptive right to purchase Common Stock, if a stockholder does not purchase additional Common Stock, the percentage share ownership of the stockholder in the Company will be reduced.

THE BUSINESS OF THE COMPANY MAY BE ADVERSELY AFFECTED IF THE COMPANY HAS MATERIAL WEAKNESSES OR SIGNIFICANT DEFICIENCIES IN ITS INTERNAL CONTROL OVER FINANCIAL REPORTING IN THE FUTURE.

As a public company the Company will incur significant legal, accounting, insurance and other expenses. The Sarbanes-Oxley Act of 2002, as well as compliance with other SEC and exchange listing rules, will increase our legal and financial compliance costs and make some activities more time-consuming and costly. Furthermore, SEC rules require that our chief executive officer and chief financial officer periodically certify the existence and effectiveness of our internal control over financial reporting. Our independent registered public accounting firm will be required, beginning with our Annual Report on Form 10-K for our fiscal year ending on December 31, 2008, to attest to our assessment of our internal control over financial reporting.

During the course of our testing, we may identify deficiencies that would have to be remediated to satisfy the SEC rules for certification of our internal controls over financial reporting. As a consequence, we may have to disclose in periodic reports we file with the SEC significant deficiencies or material weaknesses in our system of internal controls. The existence of a material weakness would preclude management from concluding that our internal control over financial reporting is effective, and would preclude our independent auditors from issuing an unqualified opinion that our internal control over financial reporting is effective. In addition, disclosures of this type in our SEC reports could cause investors to lose confidence in our financial reporting and may negatively affect the trading price of our Common Stock. Moreover, effective internal controls are necessary to produce reliable financial reports and to prevent fraud. If we have deficiencies in our disclosure controls and procedures or internal control over financial reporting it may negatively impact our business, results of operations and reputation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This Prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this Prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the Rescission Offer.

DETERMINATION OF OFFERING PRICE

This Prospectus only covers Rescission Shares that are offered in exchange for Dividend Shares, which were issued to Granite shareholders through a stock dividend distribution on or about October 15, 2007. The determination of the offering price is solely for the purpose of calculating the registration fee payable to the U.S. Securities and Exchange Commission in connection with this Prospectus. Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our Common Stock is not listed on a public exchange, we may be filing to obtain a listing on the Over-the-Counter Bulletin Board (OTCBB) concurrently with or shortly after the filing of this Prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that any market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. The OTCBB quotations reflect interdealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

DILUTION

The Common Stock which is the subject of the Rescission Offer is currently issued. Accordingly, there will be no dilution to our existing shareholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PRELIMINARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This discussion contains forward-looking statements. The reader should understand that several factors govern whether any forward-looking statement contained herein will be or can be achieved. Any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operations, including plans and objectives relating to the products and the future economic performance of the Company. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development projects, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on actual experience and business development, the Company may alter its marketing, capital expenditure plans or other budgets, which may in turn affect the Company's results of operations. In light of the significant uncertainties inherent in the forward-looking statements included therein, the inclusion of any such statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

INTRODUCTION

GreenStart, Inc. (the "Company") was incorporated on June 12, 2007 in the State of Nevada. The Company is in the alternative energy business and was formed for the purpose of managing certain intangible assets acquired by Granite Energy, Inc. ("Granite"), the Company's former majority shareholder (see Note 5). Granite acquired alternative energy technologies and patents in early 2007 from the University of Utah. In April 2008, the University of Utah renewed the patent license and transferred the license agreement to the Company to utilize the rights to that intellectual property. The Company has also been in the application stages of patenting its own technologies. The Company's initial development strategy has been to acquire the technologies and resources needed to create and market a new alternative energy source.


The following is a discussion of the Registrant's financial condition, results of operations, financial resources and working capital. This discussion and analysis should be read in conjunction with the Company's financial statements contained in this Form S-1

OVERVIEW

(A) RESULTS OF OPERATIONS

REVENUES

The Company did not realize revenues for the twelve months ended December 31, 2008 and period from inception to December 31, 2007.

OPERATING EXPENSES

General and Administrative - General and administrative expenses were $205,387 for the year ended December 31, 2008, compared to $154,753 for the period from inception to December 31, 2007, representing an increase of $50,634. The significant increase in general and administrative expense reflects the increase in activities after the first full quarter since inception.

Research & Development - Research and development expenses were $365,486 for the year ended December 31, 2008, compared to $0 for the period from inception to December 31, 2007. The increase of $365,486 was directly related to amounts accrued or paid for the drafting, design, and engineering of our Gasifier technology and preliminary units.

OTHER EXPENSES

During the twelve months ended December 31, 2008, interest expense was $16,515, compared to $1,772 during period from inception to December 31, 2007, representing an increase of $14,743. The increase relates to the accrued interest on the $356,271 note payable to our former majority stockholder. See
Note 7 for further information on the related party note payable.

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS

We realized a net loss of $631,791 for the year ended December 31, 2008, compared to a net loss of $176,850 for the period from inception to December 31, 2007, an increase of $454,941. The increase in net loss is attributable to an increase of $50,634 in general and administrative expenses, including payroll for our President and consulting and professional expenses, an increase of $24,078 in amortization of our intangible assets, a increase of $365,486 in research and development expenses, and an increase of $14,743 in interest expense on a note payable to a related party.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2008, we had cash in the amount of $53, and a working capital deficit of $784,725, as compared to cash in the amount of $14,493 and a working capital deficit of $197,337 as of December 31, 2007. In addition, our stockholders' deficit was $760,647 at December 31, 2008, compared to stockholders' deficit of $128,855 at December 31, 2007

Our accumulated deficit increased from $176,850 at December 31, 2007 to $808,641 at December 31, 2008.

Our operations used net cash of $181,282 during the year ended December 31, 2008, compared to $136,253 during the period from inception to December 31, 2007, an increase of $45,029.

Our cash used for investing activities was $0 for the year ended December 31, 2008 and $40,812 for the period from inception to December 31, 2007. This increase in cash used for investing was directly related to payments made towards intangible assets during the period.

Our financing activities provided net cash of $166,841 during the year ended December 31, 2008, compared to net cash of $191,558 during the period from inception to December 31, 2007.

(B) PLAN OF OPERATION

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS.

The Company intends to continue its fabrication of the Gasifier through the commercialization stage. Next the Company will start the engineering and drafting of the Oil Slurry Reactor followed by the fabrication. The Company also plans to continue the optimization process which allows for full demonstration and commercialization of the Gasification units it will produce.

(C) CASH REQUIREMENTS

The Company intends to meet its financial needs for operations through loans from its majority shareholder. There can be no assurances that the Company will be successful in raising additional capital via debt or equity funding, or that any such transactions, if consummated, will be on terms favorable to the Company. In the event that additional capital is not obtained from other sources, it may become necessary to alter development plans or otherwise abandon certain ventures.

(D) EXPECTED SIGNIFICANT CHANGES IN THE NUMBER OF EMPLOYEES

The Company does not expect any significant change in the number of employees over the next 12 months of operations. As noted previously, the Company currently coordinates all operations, using one employee and various consultants as necessary.

(E) MATERIAL COMMITMENTS FOR CAPITAL EXPENDITURES

The Company has made a material commitment for a future project with the University of Utah through Granite, the majority shareholder. As part of the agreement entered into by Granite, a Oil Slurry Reactor unit will be required to be built. Additional costs associated with engineering, drafting, and fabrication of the Reactor and Gassifier will be required from Petersen Corporation for both units. Costs for the unit will be determined at a later date closer to the production of the unit.

(F) INFLATION

The Company's results of operations have not been affected by inflation and management does not expect inflation to have a material impact on its operations in the future.

(G) CRITICAL ACCOUNTING POLICIES

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonably under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions.

BUSINESS

THE COMPANY

GreenStart, Inc. (the "Company") was incorporated in Nevada on June 12, 2007 for the purpose of managing alternative energy technologies and patents. The Company intends to develop and commercialize its licensed technologies which are capable of producing large volumes of energy, (syngas, dimethyl ether, fuels) from urban waste, garbage, sewage sludge and animal waste products.

The Company has developed downdraft gasification technology which is capable of producing large volumes of clean, renewable, non-global warming energy from the conversion of any carbon-based feedstock either solid or liquid, such as municipal solid waste (MSW), coal, sewage sludge, agriculture waste and carcasses to a flexible combination of electricity, steam, fuels, chemicals and hydrogen.

GreenStart has designed a unique gasifier which produces a clean synthesis gas ("Syn-Gas") (primarily hydrogen and carbon monoxide). Syn-Gas can be used in an integrated gasification combined cycle ("IGCC") to create electricity or be converted by a catalytic slurry cyclone reactor into liquid fuels (dimethyl ether, ethanol, gasoline, jet fuel or diesel fuel). Dimethyl ether ("DME") like Syn-Gas is a building block used in the chemical industry and can be converted to several different products, depending on the catalyst used.

Management believes that the Company's technology carries with it some distinct social and economic advantages. The Company's gassification units offer value to municipalities and other generators of waste products by creating energy and reducing the need for landfills, creating energy and renewable fuels from waste products with little or no value. The energy is converted with greater efficiency and with less waste than under other methods currently in use.

For additional information about the Company, go to www.greenstartenergy.com

GENERAL DISCUSSION OF OPERATIONS

From inception in June of 2007, the Company has had limited operations; we are a development stage company. The Company has a very limited operating history with comparatively limited assets and cash resources.

The Company currently has one part time employee, Morris K. Ebeling, Jr., President/Chairman, and contracts the services of consultants in the various areas of expertise as required. Mr. Ebeling, Jr., President and Chairman, currently devotes no more than 10% of his time to the day-to-day operations of the Company. Mr. Griffith, Chief Executive Officer and Chief Financial Officer of the Company, also currently devotes no more than 10% of his time to the operations of the Company.

The way in which the business currently operates is as follows:

The Company's President, Morris K. Ebeling, Jr., currently manages the day-to-day operations of the Company. He is responsible for the negotiation of contracts, oversees the design, marketing and implementation of the products and processes, and manages licenses, patents, and other intangible assets of the Company. In addition, Mr. Ebeling, Jr. researches financing and investors for the Company and oversees research and development.

The Company's CEO and CFO, Jason F. Griffith, is responsible for implementing strategic goals and objectives of the Company. He is also in charge of managing the financial risks of the Company, financial planning, accounting records, SEC filings, reviewing financial data, reporting financial performance, preparing budgets, and monitoring expenditures and costs.

The amount of time devoted to the Company currently by employees is due to the limited operations and resources of the Company. However, the Company feels the time devoted to operations is enough to cover the current operational requirements.

OPERATIONS. (SEE ALSO MANAGEMENT DISCUSSION AND ANALYSIS)

The Registrant has had limited prior operations to date. Since the Registrant's principal activities to date have been limited to organizational activities, research and development, and prospect development, it has no record of any revenue-producing operations.

DESCRIPTION OF BUSINESS.

GreenStart, Inc. is in the business of creating renewable energy from solid waste. We can turn today's landfill dilemma into today's energy solution.

GreenStart's technology converts any organic material into SynGas. SynGas can be used as clean, renewable, environmentally friendly, non-global warming fuel for power plants, motor vehicles, and as feedstock for the generation of DME (Di-Methyl Ether). DME is the premier energy carrier of the 21st century and offers a range of important benefits:

          - Simple and low cost of production

          - An environmentally-benign propellant and coolant

          - Clean-burning and high energy efficiency

          - Lower transportation and distribution costs

          - Easily converted into other fuels and chemicals

The NTEK Gasifier converts the following materials into clean, reusable, renewable, and affordable energy:

          - Municipal Solid Waste (MSW)

          - Municipal sewage sludge

          - Food and coking waste

          - Petroleum sludge and oily wastes

          - Animal manures

          - Cellulosic and non-cellulosic biomass

          - Energy crops

          - Scrap tires

          - Coal

The process involves the grinding, drying, separating, mixing, and then pelletizing of solid waste. These pellets constitute the feedstock for the Gasifier. Gasifying the pellets produces SynGas. By use of the Cyclone Reactor licensed by the University of Utah, SynGas can be converted into multiple forms of energy including motor vehicles and jet fuels. The SynGas produced is so clean that it does not require hot-gas cleanup. SynGas is mostly hydrogen and carbon monoxide. Hydrogen and carbon monoxide are primary building blocks for fuels and chemicals. SynGas is a clean burning fuel suitable for use in duel-fuel diesel engines, gas turbines, and steam boilers.

The GreenStart NTEK process has turned the world's waste problem into an abundant, renewable resource of energy. The NTEK production can be adapted to the specific energy requirements of a given area. Communities benefit from the countless options created including inexpensive green electric power for homes, clean-burning fuel for garbage trucks, street maintenance equipment, or for resale to other municipalities. Because of the modular nature of the components intrinsic to the process, the plant could provide one energy source, then be converted to provide a different energy product. An NTEK facility could produce additional electric power during the peak demand part of the day and produce fuels during the rest of the day.

Our market segmentation is vast since we can apply our technology to anything that is carbon based. The markets for which we have focused our efforts on include: the electric utility market, municipal waste, processing plants, the refining sector, stranded natural gas fields, and Canadian oil sands.

The Company is currently working with Petersen Inc. at their facility in Ogden, Utah, which has become one of the foremost manufacturing facilities in the United States, serving customers throughout the world such as Chevron, Boeing, Lockheed, ATK Thiokol, Bechtel, and Westinghouse. Working under the supervision of our team of technicians and engineers, Petersen Inc. provides all engineering, certification, fabrication, installation, optimization and procedures required to bring these new technologies to the marketplace. We do not have a formal agreement with Petersen. We have relied on the plans of work to be completed and estimates of costs provided by Petersen as an informal agreement.

We also anticipate that Precision Engineering will write the software and develop the automated control process. We anticipate utilizing Precision Engineering of Salt Lake City, Utah for third party certification of performance or as needed on a contractual basis.

Alan Neves, our Chief Engineer, with the assistance of Grover Rich Brockbank, Chief Operations Engineer, will be responsible for the overall design development, distribution, and maintenance of the projects. As part of the asset purchase agreement of the intangible assets for which GreenStart is currently obtaining a patent , these parties were agreed to be given a royalty on the gross income that is generated from the use or sale of the technology.

COMPETITION

We face significant competition in the alternative energy markets. Some of our competitors have substantially larger financial and other resources. Factors that affect our ability to produce Commercial Demonstration Units include available funds, available information and our standards established for projected return on investment. Our Gasifier system is set up to compete against larger gasification projects, our Modular concept allows for parallel processing so facility could be easily expanded or reduced without risk or changing the basic structure by simply adding or removing module units, it also allows for multiple end product processing, producing electricity, ethanol, and fuels simultaneously, and for universal parts which reduces maintenance costs. This design factor takes care of repair and maintenance problem by simply shutting down the unit(s) to be repaired and bringing the reserve unit(s) online. All of these attributes contribute to the Company's ability to compete with the larger, more established, Competitors that have large systems that require significant downtime for maintenance and repair.

Gasification technologies can incorporate any one of a number of Gasifiers. Eight gasification technologies that are predominantly used in commercial applications and/or have been extensively studied are:

   - Texaco Entrained Flow (Downflow) Gasifier
   - E-Gas Entrained Flow (Upflow) Gasifier
   - Shell Entrained Flow (Upflow) Gasifier
   - KRW Fluidized-Bed Gasifier
   - Kellogg Transport Reactor Gasifier
   - Lurgi Dry Ash Gasifier
   - British Gas/Lurgi Fixed Bed Gasifier
   - Plasma Gasification

These current technologies of our competitors have a number of inherent problems:

   - Large footprint plants and high operating costs.
   - Operational sensitivity to properties of different feedstock especially moisture content.
   - Tendency to caking and bridging.
   - Produces a dirty gas, expensive to clean or only suitable for low efficiency conversion in a steam-boiler turbine generator (10% electrical efficiency).
   - Inefficient usage of created energy to power plasma conversion.

The principal advantages of the GreenStart Stratified Downdraft Gasifier are:
   - Modular concept allows for parallel processing so facility could be easily expanded or reduced without risk or changing the basic structure by simply adding or removing module units, it also allows for multiple end product processing, producing electricity, ethanol, and fuels simultaneously, and for universal parts which reduces maintenance costs.
   - The one stage process is very simple and does not require highly qualified engineers to operate because of the automation,
   - The direct heat transfer of the gases to the material being gasified is efficient, and as a natural consequence of the process, the product gas is stripped of its impurities, eliminating the costly hot gas clean up associated with other Gasifiers,
   - Pollutant absorbing binder aids in efficiency, cracking hydrocarbons acting as a catalyst, and absorbs the pollutants, oxidizes carbon eliminating water vapor and all but 5 - 10% carbon dioxide, which in our estimation will eliminate the need for carbon sequestration.
   - Ash by product makes an excellent road and cement aggregate,
   - Process is 100%  environmentally friendly,
   - Any and all liquid and solid organic wastes can be utilized and disposed of, producing no residual wastes.

DEPENDENCE ON MAJOR CUSTOMERS

As of the date of this Rescission Offer, the Company has not offered or sold our products to any major customers. We intend to distribute our products through advertisements and sales calls on potential customers with demonstrations of how our products work. Loss of any major customer could materially affect our financial performance at that stage.

INTELLECTUAL PROPERTY

Granite, the former majority shareholder of the Company, acquired alternative energy technologies and patents in early 2007 from the University of Utah. In April 2008, the University of Utah renewed the patent license through November 2009 and transferred the license agreement to the Company to utilize the rights to that intellectual property through, the Catalytic Slurry Gas-Sparged Cyclone Reactor. The Reactor technology that is licensed from the University of Utah is used in our process of converting the SynGas into liquid fuel (Dimethyl Ether, Ethanol, Gasoline, Jet Fuel or Diesel Fuel), or can be burned directly in a gas turbine or internal combustion engine to create electricity. See "Description of Business" on page 6 for a description of this technology


In addition, certain intellectual property related to the gasifier technology and methods was acquired in a purchase of intangible assets of N-Tek by Granite and transferred to the Company. The Company now has full rights to the acquired intangible assets and is currently has a patent pending on this intellectual property. See "Description of Business" on page 6 for a description of the Gasifier process and technology.

The Company also recently acquired a Trademark on GreenStart.

PRODUCTION, PRICES AND COSTS

The Company has limited operations and in accordance with Statement of Accounting Standards No. 7 "Accounting and Reporting by Development Stage Enterprises" is considered to be in the development stage. Therefore, during the first fiscal year, the Company has limited production activity, no revenues, or costs of production.

GOVERNMENTAL REGULATION

GENERAL. The Company is subject to federal, state and local laws and regulations governing environmental quality and pollution control. It is anticipated that, absent the occurrence of an extraordinary event, compliance with existing federal, state and local laws, rules and regulations concerning the protection of the environment and human health will not have a material effect upon the Company, capital expenditures, or earnings. The Company cannot predict what effect additional regulation or legislation, enforcement policies thereunder and claims for damages for injuries to property, employees, other persons and the environment resulting from the Company's operations. The Company's operations related to the creation of Gasifier units and alternative energy are subject to environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). This regulation has not increased the cost of planning, designing, drilling, operating to date. Although the Company believes that compliance with environmental regulations will not have a material adverse effect on its operations or results of these operations, there can be no assurance that significant costs and liabilities, including criminal penalties, will not be incurred. Moreover, it is possible that other developments, including stricter environmental laws and regulations, and claims for damages for injuries to property or persons resulting from the Company's activities could result in substantial costs and liabilities.

OSHA. In the conduct of its activities the Company and its operations will be subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. The OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and similar state statutes require us to organize information about hazardous materials used, released or produced in its operations. Certain of this information must be provided to employees, state and local governmental authorities and local citizens. The Company is also subject to the requirements and reporting set forth in OSHA workplace standards.

Other than the above regulations and maintaining our good standing in the State of Nevada, complying with applicable local business licensing requirements, complying with all state and federal tax requirements, preparing our periodic reports under the Securities Exchange Act of 1934, as amended, and complying with other applicable securities laws, rules, and regulations, we do not believe that existing or probably governmental regulations will have a material effect on our operations. The Company does not currently require the approval of any governmental agency or affiliated program for its operations.

EMPLOYEES, CONSULTANTS, AND CONTRACTORS

The Company currently has one employee. The management, administration, and investor relations aspects of the Company's business are conducted by Morris K. Ebeling, Jr., President. Other aspects of current operation are completed by consultants and contractors as needed.

RELATIONSHIP WITH GRANITE ENERGY, INC.

Granite is a former majority shareholder of the Company. Granite's interest in the Company was transferred to Amerigo Energy, Inc. as part of a reorganization entered into by Granite and Amerigo Energy on October 31, 2008.

DESCRIPTION OF PROPERTY

The corporate offices of GreenStart, Inc. are located in Bountiful, Utah, at 161 Main Street. The Company utilizes this space at no cost because of the limited use of the space. The Company does not expect this arrangement to be changed during the next 12 months.

LEGAL PROCEEDINGS

The Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company's Common Stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

The Company's Common Stock is not traded on an open market and we are in the process of filing to acquire a stock symbol and price.

(b) Holders

Before the date that the Rescission Shares will be distributed, the number of holders of the Company's common stock was 418. Subsequent to the dividend, and as of the date of this report, the number of holders of the Company's common shares is 418.

(c)  The amount(s) of common equity:


             i.That is subject to outstanding options  or warrants to purchase, or securities convertible into, common equity  of the registrant
               - 1,000,000 shares


             ii.That could be sold pursuant to Rule 230.144 of  this chapter or that the registrant has agreed to register under the Securities Act for sale by security holders - 0 shares.


             iii.That  is  being, or has been publicly proposed to be, publicly offered by the registrant (unless such common equity is being offered pursuant to an employee benefit plan or dividend reinvestment plan), the offering of which could have a material effect on the market price of the registrant's common equity. NONE.


DIVIDENDS

There are presently no material restrictions that limit the ability of the Company to pay dividends on Common Stock or that are likely to do so in the future. The Company has not paid any dividends with respect to its Common Stock, and does not intend to pay dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security Ownership of Certain Beneficial Owners as of December 31, 2008


Title of        Name and Address         Amount and Nature      Percent of
Class           of Beneficial Owner      of Beneficial Owner    Class
(1)             (2)                      (3)                    (4)
--------        -------------------      --------------------    ----------
Common          Amerigo Energy, Inc      Majority Shareholder        68.29%
                2580 Anthem Village Dr.  3,073,036
                Henderson, NV 89052


(b) Security Ownership of Management

The following table sets forth the share holdings of the Company's directors and executive officers as of December 31, 2008, with these computations based upon 4,500,000 shares of Common Stock being outstanding and 1,000,000 stock options outstanding but not exercised.

Title of    Name and Address            Amount and Nature       Percent of
Class       of Beneficial Owner         of Beneficial Owner     Class
(1)         (2)                         (3)                     (4)
--------    -------------------         -------------------     ----------
Common      Jason F. Griffith           CEO/CFO/Director         9.68%
            2580 Anthem Village Drive   532,653(1)
            Henderson, NV 89052

Common      Morris K. Ebeling           President/Chairman       5.49%
            161 N. Main Street     	302,222(2)
            Bountiful, UT 84010

Common      S. Matthew Schultz          Director                11.84%
            161 N. Main Street		651,110(3)
            Bountiful, UT 84010

(1) 232,653 of these shares are indirectly owned by a trust controlled by Mr. Griffith. Also includes 300,000 options issued November 1, 2007 with an exercise price of $0.46 that expire on October 31, 2012.

(2) Includes 300,000 options issued November 1, 2007 with an exercise price of $0.46 that expire on October 31, 2012.

(3) Of this amount, 177,777 shares are indirectly owned by a corporation controlled by Mr. Schultz's wife, SS Investments, Inc. Also includes 300,000 options issued November 1, 2007 with an exercise price of $0.46 that expire on October 31, 2012.

Common Officers and Directors 1,485,985* shares  33.02%   as a Group, including
stock options granted but not yet exercised.

* of these shares, 572,652 (6.652%) are indirectly owned

* Mr. Griffith, Mr. Ebeling, Jr., and Mr. Schultz have options to purchase a total of 900,000 shares of the Company's Common Stock at $0.46; any time before October 31, 2012.

* Mr. Griffith, and Mr. Schultz, have options to purchase a total of 1,000,000 shares of the Common Stock at $.50 at the time GreenStart's Common Stock is accepted for trading on the Over the Counter Bulletin Board, NASDAQ (Small cap), American Stock Exchange or other recognized stock exchange; anytime before October 31, 2012.

Management has no knowledge of the existence of any arrangements or pledges of the Company's securities which may result in a change in control of the Company.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

(a) Identification of Directors and Executive Officers.

(1)                     (1)     (2)             (3)
Name                    Age     Term*           Served
----                    -----   -----           ------
Jason F. Griffith       32      Annually        Elected Since 2007
CFO/CEO/Director

Morris K. Ebeling, Jr.  42      Annually        Elected Since 2007
President/Chairman

S. Matthew Schultz      40      Annually        Elected Since 2007
Director

*All directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

The following is a brief description of the business background of the directors and executive officers of the Company:

MORRIS K. EBELING, JR. - PRESIDENT/CHAIRMAN OF THE BOARD

Mr. Ebeling, Jr. has been with the Company since its beginning in June, 2007. Mr. Ebeling, Jr. joined Granite in March of 2007 to head the Company's Energy Division and became President of the Company in June of 2007.. Prior to joining Granite, Mr. Ebeling, Jr. was involved in the development and financing of various mining and energy projects. Mit's corporation owns the office building which provides N-Tek office and warehouse space, and funded the fabrication of the first N-Tek Gasifier that proved this magnificent technology to be successful and viable. He helped create and fund a company that developed Power Factor Correction units to help manufacturing facilities save energy and money. Mit was also successful in securing the financing for the purchase and subsequent sale of the famous U.S Grant Gold mine and Milling facility in Virginia City, Montana. Mr. Ebeling, Jr. received his education at the University of Utah, and has a BS Degree in Economics, and a minor in Business Management.

JASON F. GRIFFITH - CEO/CFO/DIRECTOR

Since the Company's evolution in June 2007, Mr. Griffith has served as its Chief Executive Officer, Chief Financial Officer as well as a member of the Board of Directors. Mr. Griffith currently serves as the Chief Financial
Officer and on the Board of Directors of Amerigo Energy, Inc. and his experience includes having served as a chief financial officer for five other publicly traded companies. Mr. Griffith has additional experience in public accounting, which includes being the partner of a CPA firm in Henderson, Nevada from June 2002 to 2008, as well as being the accounting manager for another accounting firm in Henderson, Nevada from August 2001 through June 2002. Mr. Griffith was previously associated with Arthur Andersen in Memphis, Tennessee from December 1998 until his move to Nevada in 2001. Prior to joining Arthur Andersen, Mr. Griffith was pursuing and completed his undergraduate and masters degree in accounting from Rhodes College in Memphis, Tennessee. He is a licensed certified public accountant in Nevada, Tennessee, and Georgia. Mr. Griffith is a member of the American Institute of Certified Public Accountants, the Association of Certified Fraud Examiners and the Institute of Management Accountants, along with being a member of the Nevada and Tennessee State Societies of CPAs.

S. MATTHEW SCHULTZ - DIRECTOR

Since the Company began in June 2007, Mr. Schultz has served as on its Board of Directors. Mr. Schultz is also currently the Chief Executive Officer and Director of Amerigo Energy, Inc. Mr. Schultz, a founder of Granite Energy, has served on Granite 's Board of Directors since the Company's December 2005 transformation into an oil and gas company and has served as its chief executive officer from August 2006 until December 2008. From April of 2003 to the present, Mr. Schultz has been president of Wexford Capital Ventures, Inc., a Utah-based strategic financial consulting firm. Wexford Capital provides boutique investment banking services for micro-cap and small- cap companies and has been instrumental in assisting several companies in initial public offerings and strategic planning. Mr. Schultz has been instrumental in developing investor awareness and participation for numerous publicly traded companies, and assisted in private placement offerings in both the United States and abroad. From 1999 to 2003, Mr. Schultz was the chairman of Pali Financial Group, Inc., an investment banking firm specializing in small cap securities. He also served as the vice-president of the Utah Consumer Lending Association during 1998-1999. Mr. Schultz studied finance and management at the University of Wyoming and Weber University.

BOARD OF DIRECTORS; ELECTION OF OFFICERS

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring in the board of directors may be filled by the shareholders, the board of directors, or if the directors remaining in the office constitute less than a quorum of the board of directors, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders' meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the terms shall expiree on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

DIRECTOR INDEPENDENCE

Our stock is not quoted on any stock exchange or on the NASDAQ market system. As such, we are not subject to any director independence requirements. We have no independent directors at this time.

BOARD COMMITTEES

In light of our small size and our early development stage, and the fact that we have only three director, our board has not yet designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions. The board intends to designate one or more such committees when practicable.

Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by Sarbanes-Oxley and any applicable national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC. Additionally, our board of directors is expected to appoint an audit committee, nominating committee and compensation committee and to adopt charters relative to each such committee. Until further determination by the board of directors, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an "audit committee financial expert" since we currently do not have an audit committee in place.

CODE OF ETHICS

The Company has not adopted a Code of Ethics for its principal executive and financial officers. Due to the Company's limited operations the Company's Board of Directors does not believe a code of ethics is necessary at this time. The Company's Board of Directors will revisit this issue in the future to determine if adoption of a code of ethics is appropriate. In the meantime, the Company's management intends to promote honest and ethical conduct, full and fair disclosures in its reports with the SEC, and compliance with the applicable governmental laws and regulations.

EXECUTIVE COMPENSATION

CASH COMPENSATION.

The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the periods indicated to its executive officers:

                 SUMMARY EXECUTIVE OFFICER COMPENSATION TABLE

Name & Position          Fiscal Year Salary Bonus Other
---------------          ----------- ------ ----- -----
Morris K. Ebeling, Jr.   	2008 47,500     -     -
President                	2007 30,000     -     -

Jason F. Griffith        	2008      -     -     -
CEO/CFO                 	2007      -     -     -



The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the periods indicated to its directors

                      SUMMARY DIRECTOR COMPENSATION TABLE


Name & Position          Fiscal Year Salary Bonus Other
---------------          ----------- ------ ----- -----
Morris K. Ebeling, Jr.   	2008      -     -     -
Chairman                	2007      -     -     -

Jason F. Griffith       	2008      -     -     -
Director                 	2007      -     -     -

S. Matthew Schultz       	2008      -     -     -
Director                    	2007      -     -     -


Mr. Ebeling, Jr. and Mr. Griffith each have Executive Compensation Agreements in effect with the Company, approved by the Board of Directors. These Agreements are for the basic salary of $60,000 per annum for Mr. Ebeling, Jr., $24,000 per annum for Mr. Griffith. Benefits include medical and dental coverage for Mr. Ebeling, Jr. and Mr. Griffith and their families; disability coverage; vacation; automobile or allowance for automobile; and a death benefit. These employment contracts may be terminated for cause, and they provide for payments to the executive in the event there is a change of control of the Company which adversely affects their employment. Mr. Ebeling, Jr. and Mr. Griffith have agreed to waive all or partial benefits from their
compensation   agreements   until   the   Company's   revenue   supports  these
expenditures.


Mr. Schultz has a consulting agreement that provides for the amount of $2,000 per month for consulting services. See Note 7 for related party disclosures.

Mr. Ebeling, Jr., Mr. Griffith, and Mr. Schultz are also entitled to participate in the Company's Key Employee Stock Option Plan which has been authorized by the Board of Directors and implemented as of November 1, 2007. As of the quarter ended March 31, 2008, the Company had not issued various stock options and warrants to employees and others other than those stated below.

The following table sets forth the options granted in 2007 to each of the directors and executive officers:

          OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS):

                                                Percent of
                                Number of       total
                                Underlying      Options/SARS    Exercise or
                                Options/SARS    granted to      base price      Expiration
Name                            Granted         employees       ($/share)       Date
----                            ------------    ------------    -----------     ----------

Morris K. Ebeling, Jr.          300,000         14.3            $0.46           10/31/2012

Jason F. Griffith               300,000         14.3            $0.46           10/31/2012

S. Matthew Schultz              300,000         14.3            $0.46           10/31/2012



Mr. Griffith, and Mr. Schultz, have options to purchase a total of 1,000,000 shares of the Common Stock at $.50 at the time GreenStart's Common Stock is accepted for trading on the Over the Counter Bulletin Board, NASDAQ (Small cap), American Stock Exchange or other recognized stock exchange; anytime before October 31, 2012. These are not included in the table above because they have not been issued as of the date of this report. They are conditional upon the Company's common stock being accepted for trading on a recognized stock exchange.

There were no options exercised by the directors and executive officers during the fiscal year ended December 31, 2007 or December 31, 2008.

There were options issued to officers in November of 2007. Compensation cost for options granted was calculated under the fair value method in accordance with SFAS No. 123R. Total stock-based compensation cost was $-0- for the period ended December 31, 2008. The options expire in October 2012 and are exercisable at $0.46 per share.

See Note 6 in the notes to the financial statements for a schedule of activity relating to the Company's stock options and warrants.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to our Company and our stockholders. This provision in the articles of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company's By-laws provide for the indemnification of our directors to the fullest extent permitted by applicable Nevada law, or any other applicable law. The Company's By-laws further provide that we may modify the extent of such indemnification by individual contracts with its directors and officers.

The Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that if the applicable Nevada law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director and officers (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Nevada law, and that may provide additional procedural protection. The Company has not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company had issued a note payable to its former majority shareholder (Granite), totaling $191,558 as of December 31, 2007. As part of a reorganization of Granite, the note has been transferred to Amerigo, Inc., a wholly-owned subsidiary of our majority shareholder Amerigo Energy, Inc. As of December 31, 2008 the balance on that note was $356,271. This obligation is due on demand and accrues interest at 6% annually. The accrued interest on this loan totaled $1,772 and $18,287, respectively, at December 31, 2007 and December 31, 2008. The amounts are considered short term due to the demand status of the note. Please refer to Note 1 for more information on the transfer of the liability.

The Company has issued a note payable to Amerigo, Inc., the wholly-owned subsidiary of its current majority shareholder, Amerigo Energy, Inc., on December 31, 2008 totaling $2,129. This obligation is due on demand and accrues interest at 6% annually. The accrued interest on this loan totaled $0 at December 31, 2008. The amount is considered short term due to the demand status of the note.

Effective October 1, 2007, the Company entered into a consulting agreement with a firm controlled by the Company's Chief Executive Officer for a fee of $3,500 per month. The consulting firm has been engaged to assist in organizing and completing the process of filing a registration statement and other filings with the Securities and Exchange Commission. The Company owed the firm $10,500 and $52,500, respectively, as of December 31, 2007 and December 31, 2008, which are included as part of Accounts payable - related party in the accompanying financial statements. The remainder of the Accounts Payable- related party is inclusive of $1,205 due to a related party firm for filing services of SEC filings and $1,065 due to our majority shareholder for the payment of insurance premiums that had not been accounted for in the quarter end note payable.

During the fourth quarter of 2008,  an  entity  by  the  name  of  Green N-ergy
Corporation (formed in the State of Utah on September 15, 2008) paid a liability in the amount of $278,763 which was due to Petersen, Inc. Green N-ergy Corporation is an entity controlled by the father of our President, Morris Ebeling, Jr. The liability has been kept as an account payable to Green N-ergy Corporation. As of April 2009, the Company and Mr. Ebeling Sr. have not reached an agreement on what Mr. Ebeling Sr. and his company will receive in exchange for the settling of that liability. Management is still in talks with him as to determine an equitable solution for all parties.

As of December 31, 2007 and December 31, 2008, the Company owed two directors and President a total of $8,000 and $68,500, respectively, for services provided related to their respective offices held or according to agreements since inception. The obligations are included in the accompanying financial statements as Accrued expenses - related parties.

Other Material Transactions. With the exception of the above mentioned transactions, there have been no material transactions, series of similar transactions or currently proposed transactions to which the Company or any officer, director, their immediate families or other beneficial owner is a party or has a material interest in which the amount exceeds $50,000.

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS
The board of directors reviews and approves transactions with directors, officers, and holders of more than 5% of our voting securities and their affiliates, or each, a related party. Prior to board consideration of a transaction with a related party, the material facts as to the related party's relationship or interest in the transaction are disclosed to the board, and the transaction is not considered approved by the board unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party's relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

PLAN OF DISTRIBUTION

This Prospectus is related to a Rescission Offer of 1,016,704 shares of the Company's Common Stock (the "Rescission Shares") to stockholders of Granite who hold shares of the Company previously distributed as a stock dividend (the "Dividend Shares"). Granite stockholders who return their Rescission Election Form will receive one (1) new Rescission Share for each Dividend Share. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock. This Prospectus will be updated and updated prospectuses will be made available for delivery to the extent required by the federal securities laws. You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

Amerigo Energy will process the exchange of the Rescission Shares for Dividend Shares held by Granite shareholders upon the effective date of the registration statement. Officers and directors of Granite will participate in the exchange but will receive no compensation for this service. Granite will not receive any compensation for these services. The Company will not receive any proceeds from the Rescission Offer. The Company will pay all expenses of registration incurred in connection with this offering, but the holders will pay all of the selling commissions, brokerage fees and related expenses with respect to their ultimate disposition of their Company shares.

The holders and any broker-dealers or agents that participate with the holders in the distribution of any of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company will pay all fees and expenses incident to the registration of the shares being offered under this Prospectus (estimated to be $32,001). However each selling stockholder is responsible for paying any discounts, commissions and similar selling expenses they incuR

TAX OPINION

THE FOLLOWING OPINION ON THE TAX CONSEQUENCES OF THE RESCISSION OFFER HAS BEEN PROVIDED TO THE COMPANY:

Date:     April 30, 2009

To:       GreenStart, Inc.

From:     De Joya Griffith & Company, LLC
          2580 Anthem Village Drive
          Henderson, NV 89052

Subject: Tax Consequences of Rescission Offer


It is my understanding that the rescission consists of the following terms. In connection therewith, you have requested our opinion with respect to certain U.S. federal income tax matters.

The Prospectus covers a maximum of 1,016,704 shares of Common Stock (the "Rescission Shares") of GreenStart, Inc., a Nevada corporation (the "Company") which the Company is offering (the "Rescission Offering") to stockholders of Granite Energy, Inc., a Nevada corporation ("Granite"). Granite is holding 1,016,704 shares of Common Stock of the Company for the benefit of Granite stockholders for distribution to Granite stockholders upon the Securities and Exchange Commission (the "SEC") clearance of this registration statement. The Rescission Shares are being offered to the stockholders of Granite, including any officers or directors that are stockholders of Granite, in exchange for 1,016,704 shares of restricted Common Stock of the Company (the "Dividend Shares") distributed to these same stockholders of Granite as a stock dividend on or about October 15, 2007, a date earlier than the Company's Form 10 filing.

Accordingly, the Company was unable to qualify for the limited exemption available for stock dividends under Staff Bulletin No. 4 (CF) and registration of the Rescission Shares therefore was required. No consideration was received either by the Company, Granite, or Amerigo Energy for the Dividend Shares and none will be received by Granite or Amerigo Energy for issuance of the Rescission Shares. The only consideration to be received by the Company for the issuance of the Rescission Shares will be the Dividend Shares furnished by Granite stockholders in the exchange. Officers and directors will participate in the Rescission Offer but will receive no compensation. The Rescission Offer is being made on a pro-rata basis to each Granite stockholder as of a Record Date of October 15, 2007, in a ratio of one (1) share of the Rescission Shares for every one (1) share of the Dividend Shares they hold, for a total of 1,016,704 shares. Each Dividend Share received in exchange will be cancelled by the Company upon the issuance of the corresponding Rescission Share. There will only be shares of stock issued in return of the rescinded shares of stock. The new shares will have the same characteristics of the rescinded shares except for proper registration.

Based upon and subject to the foregoing, we confirm that the discussion in the Registration Statement under the captions "Tax Consequences", "U.S. Federal Income Tax Consequences", and "Material Federal Income Tax Consequences of the Rescission", to the extent it consists of statements of U.S. federal income tax law and legal conclusions, and subject to the limitations and qualifications set forth therein, constitutes our opinion as to the material U.S. federal income tax consequences that will apply under currently applicable law to the purchase, ownership and disposition of the Shares.

The opinions stated above represent our conclusions as to the application of the U.S. federal income tax laws existing as of the date of this letter. Further, the opinions set forth above represent our conclusions based upon the assumptions, documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such assumptions or representations could affect the accuracy of our opinions. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation  of  all  of  the  facts  referred  to in  this  letter  and  the certificates and other statements of corporate officers and other representatives of the Sponsor and the Trust. Our opinions are not binding on the IRS, and no assurance can be given that the conclusions expressed herein will not be challenged by the IRS or sustained by a court.

The opinions set forth in this letter are (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter,
(ii) as of the date hereof, and (iii) rendered by us at the request of the Sponsor. We assume no obligation to update our opinions for events or changes in the law occurring after the effective date of the Registration Statement.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ De Joya Griffith & Company, LLC
-----------------------------------
De Joya Griffith & Company, LLC

DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL STOCK.

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock with a par value of $.001.

Common Stock. The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of the shareholders. Shares of Common Stock do not carry cumulative voting rights, and therefore a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors, and if they do so, minority stockholders would not be able to elect any persons to the Board of Directors. The Company's By-laws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meeting except with respect to certain matters for which a greater percentage quorum is required by statute or the Company's Articles of Incorporation or By-laws.

Shareholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights.

There are no provisions in the By-laws or Articles of Incorporation of the Company which would delay, defer or prevent a change in control of the Company.

The stock transfer agent is InterWest Transfer Company, Inc., located at 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117. Their telephone and fax numbers are respectively (801)272-9294 and (801)277-3147.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

Our legal counsel, Harold L. Reiser, located at 111 E. Broadway 11th Floor, Salt Lake City, UT 84111, is passing on the validity of the issuance of the Common Stock which is the subject of this Prospectus.

EXPERTS

Our financial statements as of and for the period ended December 31, 2008 and from inception (June 12, 2007) to December 31, 2007, included in this Prospectus, have been audited by Cordovano and Honeck, LLP, Chartered, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

THE ATTACHED RESCISSION ELECTION FORM MUST BE COMPLETED BY YOU AND RETURN TO THE COMPANY NO LATER THAN 5:00 P.M., PACIFIC STANDARD TIME, ON THE TENTH DAY AFTER THE RESCISSION OFFER RECORD DATE (THE DISTRIBUTION DATE").

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission this Form S-1 (Commission File Number 333-155353) registration statement, including exhibits, under the Securities Act. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at SEC's Public Reference Room located at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.

You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the website maintained by the Commission at http://www.sec.gov.

We intend to furnish our stockholders with annual reports which will be filed electronically with the SEC containing consolidated financial statements audited by our independent auditors, and to make available to our stockholders quarterly reports for the first three quarters of each year containing unaudited interim consolidated financial statements.

We maintain a website at www.greenstartenergy.com. Our website and the information contained on that site, or connected to that site, is not part of or incorporated by reference into this prospectus.

FINANCIAL STATEMENTS

Financial Statements for periods ended December 31, 2008, June 12, 2007 through December 31, 2007 and since inception June 12, 2007 through December 31, 2008:

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
GreenStart, Inc.

We have audited the accompanying balance sheet of GreenStart, Inc. as of December 31, 2008 and 2007, and the related statements of operations, changes in shareholders' equity, and cash flows for the year ended December 31, 2008, the period from June 12, 2007 (inception) through December 31, 2007, and the period from June 12, 2007 (inception) through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenStart, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008, the period from June 12, 2007 (inception) through December 31, 2007, and the period from June 12, 2007 (inception) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

As of December 31, 2008, the Company owes a related party $278,764 for research and development expenses paid on behalf of the Company (see Notes 7 and 9). Related party transactions are not considered to be arm's length transactions under GAAP.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses, has used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations for the foreseeable future. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further information and management's plans in regard to this uncertainty are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Cordovano and Honeck LLP
Englewood, Colorado
April 6, 2009






                                GREENSTART INC.
                       (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEETS

								   As of	   As of
                                                                December 31,    December 31,
                                                                   2008             2007
                                                                -----------     -----------
                        ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                    $        53     $    14,493
                                                                -----------     -----------
TOTAL CURRENT ASSETS                                                     53          14,493

INTANGIBLE ASSETS

   License rights, net of accumulated
     amortization of $53,628 (unaudited)
     and $20,325, respectively                                       24,078          68,482
                                                                -----------     -----------
TOTAL ASSETS                                                    $    24,131     $    82,975
                                                                ===========     ===========

         LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                             $     6,058     $         -
   Accounts payable - related party                                 333,533          10,500
   Accrued expenses - related party                                  68,500           8,000
   Accrued interest - related party                                  18,287           1,772
   Note payable - related party                                     358,399         191,558
                                                                -----------     -----------
TOTAL CURRENT LIABILITIES                                           784,777         211,830
                                                                -----------     -----------
STOCKHOLDERS' DEFICIT

   Common stock; $0.001 par value;
     100,000,000 shares authorized;
     4,500,000 shares issued and
     outstanding at 12/31/2007 and
     12/31/2008 	                                              4,500           4,500
   Additional paid-in capital                                        43,495          43,495
   Deficit accumulated during development stage                    (808,641)       (176,850)
                                                                -----------     -----------
TOTAL STOCKHOLDERS' DEFICIT                                        (760,646)       (128,855)
                                                                -----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $    24,131     $    82,975
                                                                ===========     ===========


                             The accompanying notes are an integral part of these financial statements
                                                                F-1




                                                          GREENSTART INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                     STATEMENTS OF OPERATIONS


                                          	TWELVE                  JUNE 12, 2007           JUNE 12, 2007
                                       		MONTHS ENDED            (INCEPTION) TO          (INCEPTION) TO
                                        	DECEMBER 31,            DECEMBER 31,            DECEMBER 31,
                                           	2008                    2007                    2008
						------------		--------------		--------------

OPERATING EXPENSES
	General and administrative	 	$    205,387 	 	$      154,753 	 	$      360,140
	Amortization	                              44,403 	                20,325 	                64,729
	Research & Development	                     365,486	                     -   	       365,486
						------------		--------------		--------------
TOTAL OPERATING EXPENSES	                     615,276 	               175,078 	               790,354
						------------		--------------		--------------
LOSS FROM OPERATIONS	                       	    (615,276)	              (175,078)	              (790,354)

OTHER EXPENSES:
	Interest expense	                     (16,515)	                (1,772)	               (18,287)
						------------		--------------		--------------
TOTAL OTHER EXPENSE	                             (16,515)	                (1,772)	               (18,287)
						------------		--------------		--------------
LOSS BEFORE PROVISION FOR INCOME TAXES	            (631,791)	              (176,850)	              (808,641)

PROVISION FOR INCOME TAXES	 	                                             -   	             -
						------------		--------------		--------------
NET LOSS	 				$   (631,791)	 	$     (176,850)	 	$     (808,641)
						============		==============		==============
NET LOSS PER SHARE - BASIC AND DILUTED	               (0.14)	                 (0.04)	                 (0.18)
						============		==============		==============
WEIGHTED AVERAGE COMMON EQUIVALENT
	SHARES OUTSTANDING - BASIC AND DILUTED	   4,500,000 	             4,500,000 	             4,500,000
						============		==============		==============

                            The accompanying notes are an integral part of these financial statements
                                                               F-2


                                                         GREENSTART INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                           STATEMENT OF CHANGES IN STOCKHOLDERS DEFICIT
                                      JUNE 12, 2007 (INCEPTION) THROUGH DECEMBER 30, 2007
                                       AND FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008


                                                                                           DEFICIT
                                                                                         ACCUMULATED
                                                                     ADDITIONAL            DURING
                                             COMMON STOCK              PAID-IN           DEVELOPMENT
                                       SHARES        PAR VALUE         CAPITAL              STAGE                TOTAL
                                       ---------     ---------       ----------         -------------          ---------

Balance, June 12, 2007 (inception)     4,500,000     $   4,500       $   (4,500)        $           -          $       -
Transfer of intangible assets from
  Granite Energy, Inc. to
    GreenStart, Inc.                           -             -           47,995                     -             47,995
Net loss
                                               -             -                -              (176,850)          (176,850)

BALANCE, DECEMBER 31, 2007             4,500,000         4,500           43,495              (176,850)          (128,855)

Net loss		                                                                     (631,791)          (631,791)

BALANCE, DECEMBER 31, 2008             4,500,000         4,500           43,495              (808,641)          (760,646)
		                       =========     =========       ==========         =============          =========

                            The accompanying notes are an integral part of these financial statements
                                                               F-3



                                                          GREENSTART INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENTS OF CASH FLOWS


                                                          TWELVE                JUNE 12, 2007           JUNE 12, 2007
                                                       MONTHS ENDED             (INCEPTION) TO          (INCEPTION) TO
                                                       DECEMBER 31,              DECEMBER 31,            DECEMBER 31,
                                                           2008                      2007                    2008
                                                        (UNAUDITED)              (UNAUDITED)              (UNAUDITED)
                                                       ------------             -------------            -------------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss		 			       $   (631,791)		$    (176,850)		 $    (808,641)
  Adjustment to reconcile net loss to net cash
    used in operating activities:
	Amortization		                 	     44,403 		       20,325 		        64,729
  Changes in operating liabilities:
  Increase (decrease) in:
	Accounts payable		                      6,058 		            - 		         6,058
	Accounts payable - related party		    323,033 		       10,500 		       333,533
	Accrued expenses - related party		     60,500 		        8,000 		        68,500
	Accrued interest - related party		     16,515 		        1,772 		        18,287
                                                       ------------             -------------            -------------
Net cash used in operating activities		           (181,282)		     (136,253)		      (317,534)
                                                       ------------             -------------            -------------
CASH FLOW FROM INVESTING ACTIVITIES:
  Payments for license rights		                          - 		      (40,812)		       (40,812)
                                                       ------------             -------------            -------------
Net cash used in investing activities		                  - 		      (40,812)		       (40,812)
                                                       ------------             -------------            -------------
CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable -
    related parties		                	    166,841 		      191,558 		       358,399
                                                       ------------             -------------            -------------
Net cash provided by financing activities		    166,841 		      191,558 		       358,399
                                                       ------------             -------------            -------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS		                 	    (14,440)		       14,493 		            53

CASH AND CASH EQUIVALENTS, Beginning of period		     14,493 		            - 		             -
                                                       ------------             -------------            -------------
CASH AND CASH EQUIVALENTS, End of period	       $         53 		 $     14,493 		 $          53
						       ============		=============		 =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
	Interest		                          	  -   		            -   		     -
						       ============		=============		 =============
	Income taxes		                          	  -   		            -   		     -
						       ============		=============		 =============
	Purchase of patent with investment
	  by parent company		 	       				 $     47,995 		 $      47,995
						       ============		=============		 =============
                                                                            -
                             The accompanying notes are an integral part of these financial statements
                                                                F-4


                               GREENSTART, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

GreenStart, Inc. (the "Company") was incorporated on June 12, 2007 in the State of Nevada. The Company is in the alternative energy business and was formed for the purpose of managing certain intangible assets acquired by Granite Energy, Inc. ("Granite"), the Company's majority shareholder (see Note 5). Granite acquired alternative energy technologies and patents in early 2007 and has provided the Company with a license to utilize the rights to that intellectual property. GreenStart's initial development strategy has been to acquire the technologies and resources needed to create and market a new alternative energy source.

On October 31, 2008, the Company's majority shareholder, Granite Energy, Inc. entered into a reorganization with Amerigo Energy, Inc. As a part of the reorganization, the interest in the Company that was held by Granite was transferred to Amerigo Energy, Inc. Amerigo Energy, Inc. is now the majority shareholder of the Company (see Note 5). The note payable formerly held by Granite Energy was transferred to Amerigo, Inc., a wholly-owned subsidiary of Amerigo Energy.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred recurring losses, has used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations for the foreseeable future. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet obligations on a timely basis and ultimately to attain profitability. The Company has obtained working capital through equity offerings and management plans to obtain additional funding through equity or debt financings in the future. The Company's majority shareholder has also funded the Company's operations with working capital advances; however, no directors, officers or shareholders have committed to fund the Company's operations or to make loans or other financing arrangements available to the Company. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DEVELOPMENT STAGE COMPANY

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 "Accounting and Reporting by Development-Stage Enterprises". A development-stage enterprise is one in which planned principle operations have not commenced or if its operations have commenced, there has been no significant revenue there from. Development-stage companies report cumulative costs from the enterprises inception.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed in the period incurred in accordance with Statement of Financial Accounting Standards No. 2 "Accounting for Research and Development Costs".

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



INTANGIBLE ASSETS

The Company follows Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" to determine the method of amortization of its intangible assets. The Company amortizes its intangible assets using the straight-line method over an estimated useful life of 2 years (see Note 3).

IMPAIRMENT AND DISPOSAL OF LONG-LIVED ASSETS

The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement No. 144
requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell. No impairments were recognized during the years ended December 31, 2008 and 2007.


EARNINGS PER SHARE

SFAS 128, Earnings per Share, requires presentation of "basic" and "diluted" earnings per share on the face of the statements of operations for all entities with complex capital structures. Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation. At December 31, 2007 and December 31, 2008, the Company has options outstanding that could be exercised representing a total of 1,000,000 additional shares. All have been excluded from the weighted average share calculation because they would be anti-dilutive.

INCOME TAXES

The Company maintained a full valuation allowance on its net deferred tax assets as of December 31 2008. The valuation allowance was determined in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, ("SFAS No. 109"), which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable; such assessment is required on a jurisdiction by jurisdiction basis. Expected future losses represented sufficient negative evidence under SFAS No. 109 and accordingly, a full valuation allowance was recorded against deferred tax assets. The Company intends to maintain a full valuation allowance on the deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance. Deferred income tax liabilities and assets are determined based on the differences between the financial statement and income tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based Payment ("SFAS No. 123R"). SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and its related implementation guidance.

The Company has adopted SFAS No. 123R, which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of SFAS No. 123R, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate. There is no established trading market for our stock.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 ("SFAS 159") which permits entities to choose to measure eligible items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings at each subsequent reporting date.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company is currently evaluating the impact of adopting SFAS 157 with respect to non-financial assets and non-financial liabilities, essentially goodwill and identifiable intangible assets, but does not believe the adoption will have a significant impact on the Company's financial statements. The provisions of SFAS 157 will be applied to non-financial assets and non-financial liabilities beginning March 1, 2009.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133, as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about
(a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 iseffective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted. At September 30, 2008, the Company did not have any derivative instruments or hedging activities. Management is aware of the requirements of SFAS 161 and will disclose when appropriate.

In April 2008, the FASB issued FSP 142-3, Determination of the Useful Life of Intangible Assets (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. FSP 142-3 is effective for fiscal years beginning after December 15, 2008 and early adoption is prohibited. We are currently evaluating the impact FSP 142-3 will have on the useful lives of our intangible assets but do not expect it to have a material impact on our financial statements.

In May of 2008, the FASB issued Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles." This statement identifies literature established by the FASB as the source for accounting principles to be applied by entities which prepare financial statements presented in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following approval by the SEC of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." This statement will require no changes in the Company's financial reporting practices.

In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

NOTE 3 - INTANGIBLE ASSETS

The Company currently has License Rights to patents from the University of Utah for technology that will be used with its gasification processes. In addition, certain intellectual property was acquired in a purchase of intangible assets of N-Tek by Granite Energy, a majority shareholder, and transferred to the Company. The Company amortizes the rights of the intangibles using the straight-line method over a contractual life of 2 years, which limits their useful life. The historical cost of the intangible assets was $88,807. Accumulated amortization totaled $20,325 and $64,729 for the periods ended December 31, 2007 and December 31, 2008, respectively.



NOTE 4 - INCOME TAXES

A reconciliation of U.S. statutory federal income tax rate to the effective rate as follows:

                                                             June 12, 2007
                                          For The Twelve     (Inception)
                                          Months Ended       Through
                                          December 31, 2008  December 31, 2007
					  -----------------  -----------------
U.S. statutory federal rate, graduated               36.21%             29.03%
State income tax rate, net of federal                 3.19%              3.55%
Net operating loss (NOL) for which
     no tax benefit is currently available         (39.40%)            (32.58%)
                                                      0.00%              0.00%

At December 31, 2008, deferred tax assets consisted of a net tax asset of $306,534, due to operating loss carryforward of $808,642, which was fully allowed for, in the valuation allowance of $306,534. The valuation allowance offsets the net deferred tax asset for which it is more likely than not that the deferred tax assets will not be realized. The change in the valuation allowance for the year ended December 31, 2008 totaled $248,919. The net operating loss carryforward expires through the year 2028.

At December 31, 2007, deferred tax assets consisted of a net tax asset of $57,615, due to operating loss carryforwards of $176,850, which was fully allowed for, in the valuation allowance of $57,615. The valuation allowance offsets the net deferred tax asset for which it is more likely than not that the deferred tax assets will not be realized. The change in the valuation allowance for the period ended December 31, 2007 totaled $57,615.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during all periods presented resulting in a deferred tax asset, which was fully allowed for in a valuation allowance. As a result, the net benefit and expense resulted in no income taxes.

NOTE 5 - STOCKHOLDERS' DEFICIT

On July 1, 2007, Granite owned all 4,500,000 shares of the Company's common stock. On October 15, 2007, a dividend of 1,178,863 shares of the Company's stock was distributed by Granite to its shareholders at a ratio of 1 share of GreenStart common stock for every 45 shares of Granite Energy, Inc. stock owned. Following the dividend, Granite held 73.8% of the Company's issued and outstanding common stock as of December 31, 2007.

During the period ended June 30, 2008, Granite Energy cancelled 162,159 shares of GreenStart common stock that were issued to shareholders under dispute at the time of the dividend. The dispute has been settled and it was determined that the shareholders were not entitled to receive the GreenStart dividend shares as of the record date. These shares had never been held by the named shareholders and were transferred back to Granite's ownership in the Company. Additionally, it was discovered during the period that two shareholders had not received the proper dividends even though they were shareholders as of the record date. Currently, a total of 66,966 shares have been set aside from those held by Granite to be distributed to those shareholders. As of September 30, 2008, Granite Energy, Inc. owns 3,486,356 shares or 77.47% of GreenStart's outstanding common stock.

On October 31, 2008, Granite Energy entered into a reorganization with Amerigo Energy, Inc. As a part of the reorganization, Granite's interest in the Company was transferred to Amerigo Energy, Inc. Amerigo Energy is now the majority shareholder of the Company's Common Stock and as of December 31, 2008 holds 3,073,036 shares or 68.29% of our outstanding common stock.

As of December 31, 2007 and December 31, 2008 4,500,000 shares were issued and outstanding.

NOTE 6 - STOCK OPTIONS

On November 1, 2007 the Company's Board of Directors approved the Qualified Equity Incentive Stock Plan. The Qualified Equity Incentive Stock Plan ("Plan") is intended to afford an incentive to the Company's key managerial employees to acquire a proprietary interest in the Company and to enable the Company to attract and retain such key employees. The plan provides for 1,000,000 shares of $0.001 par value common stock. On November 1, 2007, the Board granted four of the Company's officer's options to acquire a total of 1,000,000 shares of the Company's common stock. The options expire in October 2012 and are exercisable at a price or $0.46 per share.

A summary of changes in the number of stock options outstanding for the period ended December 31, 2007 and the year ended December 31, 2008 are as follows:



                                                   WEIGHTED
                                                   AVERAGE    WEIGHTED
                                                   EXERCISE   AVERAGE
                                                   PRICE      REMAINING     AGGREGATE
                                       NUMBER OF   PER        CONTRACTUAL   INTRINSIC
                                       SHARES      SHARE      LIFE          VALUE
                                       ---------   --------   ----------    ---------
OUTSTANDING AT JUNE 12, 2007                   -   $      -                       N/A
(INCEPTION)                            1,000,000   $   0.46   5.00 years    $       -

Exercised                                      -          -          N/A            -
Cancelled/Expired                              -          -          N/A            -
                                       ---------   --------   ----------    ---------
OUTSTANDING AT DECEMBER 31, 2007       1,000,000   $   0.46   4.83 YEARS    $       -
                                       =========   ========   ==========    =========

Granted                                        -          -          N/A            -
Exercised                                      -          -          N/A            -
Cancelled/Expired                              -          -          N/A            -
                                       ---------   --------   ----------    ---------
OUTSTANDING AT DECEMBER 31, 2008       1,000,000   $   0.46   3.83 YEARS    $       -
                                       =========   ========   ==========    =========
EXERCISABLE AT DECEMBER 31, 2007       1,000,000   $   0.46   4.83 YEARS    $       -
                                       =========   ========   ==========    =========
EXERCISABLE AT DECEMBER 31, 2008       1,000,000   $   0.46   3.83 YEARS    $       -
                                       =========   ========   ==========    =========



The weighted average grant date fair value of options granted during the period ended December 31, 2007 was $-0-. The total intrinsic value of options exercised during the period ended December 31, 2007 was $-0-.

Outstanding options at December 31, 2007 had a weighted average remaining contractual life of 4.83 years with an aggregate intrinsic value of $-0-. Exercisable options at December 31, 2007 also had a weighted average remaining contractual life of 4.83 years with an aggregate intrinsic value of $-0-.

Outstanding options at December 31, 2008 had a weighted average remaining contractual life of 3.83 years with an aggregate intrinsic value of $-0-. Exercisable options at December 31, 2008 also had a weighted average remaining contractual life of 3.83 years with an aggregate intrinsic value of $-0-.

The Black-Scholes option-pricing model was used in determining the fair value of each option grant. Assumptions used in the Black-Scholes model are presented below:

Risk-free interest rate                 3.45%

Dividend yield                          0.00%

Volatility factor                     50.000%

Weighted average expected life     3.83 years

On November 1, 2007, the Board also approved the issuance of an additional 1,100,000 options to two of the Company's officers and a consultant of the Company. The options are to be granted once the Company's common stock is accepted for trading on Over-the- Counter Bulletin Board (OTCBB), NASDAQ (Small
Cap), American Stock Exchange or other recognized stock exchange. As of the date of this filing the Company is still in the process of being listed on the OTCBB.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company had issued a note payable to its former majority shareholder (Granite), totaling $191,558 as of December 31, 2007. As part of a reorganization of Granite, the note has been transferred to Amerigo, Inc., a wholly-owned subsidiary of our majority shareholder Amerigo Energy, Inc. As of December 31, 2008 the balance on that note was $356,271. This obligation is due on demand and accrues interest at 6% annually. The accrued interest on this loan totaled $1,772 and $18,287, respectively, at December 31, 2007 and December 31, 2008. The amounts are considered short term due to the demand status of the note. Please refer to Note 1 for more information on the transfer of the liability.

The Company has issued a note payable to Amerigo, Inc., the wholly-owned subsidiary of its current majority shareholder, Amerigo Energy, Inc., on December 31, 2008 totaling $2,129. This obligation is due on demand and accrues interest at 6% annually. The accrued interest on this loan totaled $0 at December 31, 2008. The amount is considered short term due to the demand status of the note.

Effective October 1, 2007, the Company entered into a consulting agreement with a firm controlled by the Company's Chief Executive Officer for a fee of $3,500 per month. The consulting firm has been engaged to assist in organizing and completing the process of filing a registration statement and other filings with the Securities and Exchange Commission. The Company owed the firm $10,500 and $52,500, respectively, as of December 31, 2007 and December 31, 2008, which are included as part of Accounts payable - related party in the accompanying financial statements. The remainder of the Accounts Payable- related party is inclusive of $1,205 due to a related party firm for filing services of SEC filings and $1,065 due to our majority shareholder for the payment of insurance premiums that had not been accounted for in the quarter end note payable.

During the fourth quarter of 2008,  an  entity  by  the  name  of  Green N-ergy
Corporation (formed in the State of Utah on September 15, 2008) paid a liability in the amount of $278,763 which was due to Petersen, Inc. Green N-ergy Corporation is an entity controlled by the father of our President, Morris Ebeling, Jr. The liability has been kept as an account payable to Green N-ergy Corporation. As of April 2009, the Company and Mr. Ebeling Sr. have not reached an agreement on what Mr. Ebeling Sr. and his company will receive in exchange for the settling of that liability. Management is still in talks with him as to determine an equitable solution for all parties.

As of December 31, 2007 and December 31, 2008, the Company owed two directors and President a total of $8,000 and $68,500, respectively, for services provided related to their respective offices held or according to agreements since inception. The obligations are included in the accompanying financial statements as Accrued expenses - related parties.

NOTE 8 - CHANGE IN BOARD OF DIRECTORS

On March 31, 2008 Bruce Lybbert resigned as Director for the Company. Mr. Lybbert's resignation did not involve any disagreement with the Company, its officers or directors. The Board of Directors has no immediate plans to fill the Director position in the near future.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission this Form S-1 registration statement, including exhibits, under the Securities Act. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at SEC's Public Reference Room located 100 F Street, NE, Washington, DC 20549

You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the website maintained by the Commission at http://www.sec.gov.

We intend to furnish our stockholders with annual reports which will be filed electronically with the SEC containing consolidated financial statements audited by our independent auditors, and to make available to our stockholders quarterly reports for the first three quarters of each year containing unaudited interim consolidated financial statements.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our articles of incorporation provide that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to our Company and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company's By-laws provide for the indemnification of our directors to the fullest extent permitted by applicable Nevada law, or any other applicable law. The Company's By-laws further provide that we may modify the extent of such indemnification by individual contracts with its directors and officers.

The Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that if applicable Nevada law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director and officers (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise.

The Company has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company may enter into indemnification agreements with each of the Company's directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Nevada law, and that may provide additional procedural protection. The Company has not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.

At present, there is no pending litigation or proceeding involving any of the Company's directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Company has not issued securities for either cash or services.



ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ({section} 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i)  Any   preliminary   prospectus   or  prospectus  of  the  undersigned
          registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Henderson on the 1st day of May, 2009.

                               GREENSTART, INC.


By: /s/ Jason F. Griffith
    ---------------------
    Jason F. Griffith
    Chief Executive Officer,
    Chief Financial Officer,
    Principal Accounting Officer,
    and Director

By: /s/ S. Matthew Schultz
    ----------------------
    S. Matthew Schultz
    Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.



By: /s/ Jason F. Griffith
    ---------------------
    Jason F. Griffith
    Chief Executive Officer,
    Chief Financial Officer,
    Principal Accounting Officer,
    and Director

By: /s/ S. Matthew Schultz
    ----------------------
    S. Matthew Schultz
    Director

ITEM 16: INDEX TO EXHIBITS

EXHIBIT 3. ARTICLES OF INCORPORATION AND BYLAWS.

3.1 Articles of Incorporation* (Incorporated by reference to Exhibit 3.1 of Form 10-12G filed with the Commission on May 2, 2008)

3.2 Bylaws* (Incorporated by reference to Exhibit 3.2 of Form 10-12G filed with the Commission on May 2, 2008)

EXHIBIT 5. OPINION REGARDING LEGALITY

5.1 Opinion of Diane D. Dalmy, Attorney at Law

EXHIBIT 8. OPINION REGARDING TAX MATTERS

8.1 Opinion of Counsel Regarding Tax Matters from DeJoya Griffith & Company,
LLC

EXHIBIT 10. MATERIAL CONTRACTS

10.1 Reserved

10.2 Executive Compensation Agreement (Morris K. Ebeling) (Incorporated by reference to Exhibit 10.2 of Form 10-12G filed with the Commission on May 2,
2008)

10.3 Executive Compensation Agreement (Jason F. Griffith) (Incorporated by reference to Exhibit 10.3 of Form 10-12G filed with the Commission on May 2,
2008)

10.4 Executive Stock Option Agreement (Morris K. Ebeling) (Incorporated by reference to Exhibit 10.4 of Form 10-12G filed with the Commission on May 2,
2008)

10.5 Executive Stock Option Agreements (Jason F. Griffith) (Incorporated by reference to Exhibit 10.5 of Form 10-12G filed with the Commission on May 2,
2008)

10.6 Executive Stock Option Agreements (S. Matthew Schultz) (Incorporated by reference to Exhibit 10.6 of Form 10-12G filed with the Commission on May 2,
2008)

10.7 Executive Stock Option Agreements (Bruce Lybbert) (Incorporated by reference to Exhibit 10.7 of Form 10-12G filed with the Commission on May 2,
2008)

10.8 Consulting Agreement (S. Matthew Schultz)

10.9 Consulting Agreement (Franklin Griffith and Associates)

EXHIBIT 23. CONSENT OF EXPERTS AND COUNSEL

23.1 Consent of Cordovano and Honeck, LLP

23.2 Consent of DeJoya Griffith and Company, LLC

EXHIBIT 99. ADDITIONAL EXHIBITS

99.1 Rescission Election Form & Instructions

99.2 Form of Letter to Rescission Offer Recipients